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                                                                    Exhibit 23.4

                         INDEPENDENT AUDITOR'S CONSENT


To the Stockholder
Triad Data, Inc.

     We hereby consent to the incorporation by reference in this Registration Statement of Renaissance Worldwide, Inc. on Form S-3 (No. 333-66897), of our report dated February 27, 1998, on the financial statements of Triad Data, Inc., as of December 31, 1997 and for each of the two years in the period ended December 31, 1997 appearing in the annual report on Form 10-K of Renaissance Worldwide, Inc. for the year ended December 26, 1998. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.


/s/ GOLDSTEIN GOLUB KESSLER LLP
    GOLDSTEIN GOLUB KESSLER LLP
    New York, New York


    May 11, 1999